Exhibit 99.14

EXECUTION VERSION

PRIMARY SERVICING AGREEMENT

Morgan Stanley Capital I Trust 2019-L2,

Commercial Mortgage Pass-Through Certificates

Series 2019-L2

Dated as of March 1, 2019

By and Between

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

and

BERKELEY POINT CAPITAL LLC D/B/A NEWMARK KNIGHT FRANK

Primary Servicer

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LIST OF EXHIBITS

Schedule I	Mortgage Loan Schedule

Exhibit “A”	Day One Report

Exhibit “B”	Inspection Reports

Exhibit “C”	Quarterly Reports

Exhibit “D”	Remittance Reports

Exhibit “E”	Form of Mortgagee Clause for Insurance Policies

Exhibit “F”	Form of Quarterly Servicing Certification

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THIS PRIMARY SERVICING AGREEMENT dated as of March 1, 2019 is between Midland Loan Services, a Division of PNC Bank, National Association (together with its successors and assigns permitted under the PSA, the “Master Servicer” or “Midland”), and Berkeley Point Capital LLC d/b/a Newmark Knight Frank (together with its successors and permitted assigns hereunder, the “Primary Servicer”).

PRELIMINARY STATEMENT

Pursuant to the Pooling and Servicing Agreement (the “PSA”) dated as of March 1, 2019, among Morgan Stanley Capital I Inc., as Depositor, Midland, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the Morgan Stanley Capital I Trust 2019-L2, Commercial Mortgage Pass-Through Certificates, Series 2019-L2 (a copy of which has been delivered to the Primary Servicer), the Master Servicer shall be servicing any Mortgage Loan on behalf of the Trust.

The Master Servicer and the Primary Servicer desire to enter into an agreement whereby the Primary Servicer assumes and agrees to perform certain of the Master Servicer’s servicing responsibilities with respect to any Mortgage Loan as more specifically set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals in the above Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.          Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA, and the following capitalized terms shall have the respective meanings set forth below.

“Accepted Primary Servicing Practices”: As defined in Section 2.01 hereof.

“Additional Primary Servicing Compensation”: As defined in Section 5.01 hereof.

“Agreement”: This Primary Servicing Agreement, as the same may be amended or modified by the parties from time to time.

“CREFC® Reporting Format”: The CREFC® Investor Reporting Package reporting and data format; provided, however, that if such format is no longer applicable or in existence,

then such other commercial mortgage servicing industry standard reporting and data format reasonably approved by the Master Servicer.

“Day One Report”: With respect to each of any Mortgage Loan, the report setting forth the Periodic Payment for the current month and the amount of any unscheduled payments, Balloon Payments, Principal Prepayments, and Prepayment Premiums for which the Primary Servicer has received notice, substantially in the form attached hereto as Exhibit “A”.

“Inspection Reports”: The inspection reports substantially in the form attached hereto as Exhibit “B”.

“Losses”: As defined in Section 6.02(b) hereof.

“Master Servicer”: As defined in the first paragraph of this Agreement.

“Mortgage Loan”: any mortgage loan identified on the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: The schedule of certain mortgage loans that is annexed to the Primary Servicer’s signature page included herewith, which schedule sets forth certain information with respect to such mortgage loans, including, without limitation, the related Primary Servicing Fee Rate.

“Primary Servicer”: As defined in the first paragraph of this Agreement.

“Primary Servicer Accounts”: The segregated Collection Accounts and the segregated Servicing Accounts maintained by the Primary Servicer hereunder in the name of the Primary Servicer in trust for the Master Servicer on behalf of the Trustee in trust for the benefit of the Holders.

“Primary Servicer Parties”: As defined in Section 6.02(a) hereof.

“Primary Servicer Remittance Date”: With respect to any Determination Date, the Business Day immediately following such Determination Date.

“Primary Servicer Termination Event”: Any primary servicer termination event as set forth in Section 7.01 hereof.

“Primary Servicing Fee”: With respect to each Mortgage Loan and for any Distribution Date, that portion of the Servicing Fee payable by the Master Servicer to the Primary Servicer, which shall be an amount per calendar month equal to the product of the Primary Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan, as determined on the same basis as for the calculation of the Servicing Fee under the PSA.

“Primary Servicing Fee Rate”: The per annum rate for each Mortgage Loan as set forth in the related Mortgage Loan Schedule.

“Primary Servicing File”: With respect to each Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the Primary Servicer to perform its obligations hereunder and any additional documents or information related thereto maintained or created in any form by the Primary Servicer, including, without limitation, all analysis, working papers, inspections reports, written communications with any Mortgagor, and all other information collected from or concerning any Mortgagor or the related Mortgaged Property in the Primary Servicer’s possession.

“PSA”: As defined in the above Preliminary Statement to this Agreement.

“Quarterly Reports”: The quarterly reports and certifications substantially in the form attached hereto as Exhibit “C”.

“Quarterly Servicing Certification”: The certification substantially in the form attached hereto as Exhibit “F”.

“Remittance Reports”: The remittance reports substantially in the form attached hereto as Exhibit “D”.

“Responsible Officer”: Any officer or employee of the Primary Servicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Special Servicer Decision”: As defined in the PSA.

ARTICLE II.

RETENTION AND AUTHORITY OF PRIMARY SERVICER

Section 2.01.          Servicing Standard; Commencement of Servicing Responsibilities.

The Master Servicer hereby engages the Primary Servicer to perform, and the Primary Servicer hereby agrees to perform, servicing with respect to all of any Mortgage Loan throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof. The Primary Servicer shall perform its services hereunder in accordance with (a) applicable laws, (b) the terms and provisions of any Mortgage Loan, (c) the express terms hereof, the PSA, and with respect to any Companion Loan, the related Intercreditor Agreement (if applicable), (d) subject to Section 2.03(b) hereof, the reasonable directions and instructions of the Master Servicer (including, without limitation, the forms and report formats reasonably requested by the Master Servicer) and (e) all requirements pertaining to the performance of such services under the PSA, including, without limitation, the Servicing Standard. The above-described servicing standards are herein referred to as “Accepted Primary Servicing Practices.”

Section 2.02.          Sub-Subservicing.

To the extent necessary for the Primary Servicer to comply with applicable laws, or if otherwise consented to by the Master Servicer, the Primary Servicer may enter into any sub-subservicing agreement with a sub-subservicer that would permit such sub-subservicer to perform any or all of the Primary Servicer’s servicing responsibilities under this Agreement; provided, however, if such sub-subservicer would be a servicer as contemplated by Item 1108(a)(2) of Regulation AB, no such sub-subservicer may be Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any Successor Third-Party Purchaser. Notwithstanding any sub-subservicing agreement, the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for the servicing and administering of any Mortgage Loan in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-subservicing agreement to the same extent and under the same terms and conditions as if the Primary Servicer were servicing any Mortgage Loan alone. Any such sub-subservicing agreement must be consistent with the provisions of Section 3.20 of the PSA.

Section 2.03.          Authority of Primary Servicer.

(a)            Except as otherwise provided herein and subject to the terms of this Agreement and the Master Servicer’s limitations of authority as Master Servicer under the PSA, in performing its obligations hereunder, the Primary Servicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; provided, however, that the Primary Servicer shall not take any of the following actions with respect to any Mortgage Loan without obtaining the prior written consent of the Master Servicer (which consent may be in the form of an asset business plan approved in writing by the Master Servicer and shall be subject to the prior approval of the Special Servicer, any mezzanine loan lender, any Serviced AB Whole Loan Controlling Holder, any Rating Agency or the Directing Certificateholder, if so required under the PSA, which approvals shall be requested by the Master Servicer and upon receipt of all approvals by Master Servicer, Primary Servicer shall proceed to close such transactions):

(i)          the modification, waiver or amendment, whether or not material, of or with respect to any Mortgage Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution, release or addition of any collateral for any Mortgage Loan or relate to any waiver of or granting of consent under a “due-on-sale” or “due-on-encumbrance” clause;

(ii)         the granting or withholding of consent to any transfer of ownership of a Mortgaged Property or any transfer of any interest of an owner of a Mortgaged Property and entering into any assumption agreement in connection therewith;

(iii)        the granting or withholding of consent to any request for approval to place subordinate financing on a Mortgaged Property;

(iv)        the determination of whether or not to release proceeds of condemnation or casualty insurance to the Mortgagor under any Mortgage Loan;

(v)         the waiver of any Penalty Charge or Prepayment Premium under any Mortgage Loan;

(vi)        the waiver of any late Penalty Charges in connection with any delinquent scheduled payment or Balloon Payment with respect to any Mortgage Loan;

(vii)      any action to initiate, prosecute and manage foreclosure proceedings and other legal proceedings related thereto in connection with any Mortgage Loan;

(viii)      the permitting of or modification of a Mortgage Loan to permit a Principal Prepayment of a Mortgage Loan on a date other than its Due Date;

(ix)        any action requiring the consent of, or consultation with, the Master Servicer, the Directing Certificateholder, any Serviced AB Whole Loan Controlling Holder, any Companion Holder, the 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Asset Representations Reviewer, the Operating Advisor, any Risk Retention Consultation Party, any party under an Other Pooling and Servicing Agreement or the Special Servicer under the PSA;

(x)         the granting or withholding consent to any request for defeasance of any Mortgage Loan;

(xi)        the granting of any consent, approval or direction regarding the termination of (a) the related property manager or the designation of any replacement property manager or (b) with respect to a hospitality property, the franchise or the designation of a new franchise;

(xii)       the authorizing of any Servicing Transfer Event under PSA Section 3.19 and as defined in the definition of Servicing Transfer Event; provided, however, that if the Primary Servicer determines that a Servicing Transfer Event should occur, the Primary Servicer shall immediately provide to the Master Servicer notice of such event along with the Primary Servicer’s recommendation and supporting documentation and further provide to the Master Servicer additional information as the Master Servicer reasonably requests; or

(xiii)      any Major Decision, Special Servicer Decision or Master Servicer Decision.

(b)           Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Primary Servicer shall take any action that is directed by the Master Servicer which relates to the Primary Servicer’s obligations under this Agreement; provided, however, that the Primary Servicer shall not be obligated to take any such action to the extent that the Primary Servicer determines in its reasonable discretion that such action may cause (i) a violation of applicable laws, court orders or restrictive covenants with respect to any Mortgage Loan or Mortgaged Property or (ii) a violation of any term or provision of a Mortgage Loan.

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01.          Services as Primary Servicer.

With respect to each Mortgage Loan subject to this Agreement, the Primary Servicer shall, in accordance with Accepted Primary Servicing Practices and subject to the supervision of the Primary Servicer by the Master Servicer, perform the following servicing activities on behalf of the Master Servicer:

(a)            the Primary Servicer shall perform the duties and obligations of the Master Servicer as the Master Servicer under PSA Sections 2.01(d), (g) and (i) (conveyance of mortgage loans); 2.02(d) and (g) (15Ga-1 notices); 2.03(b), (d), (f), (g), and (j)–(o) (repurchase and substitution of loans); 3.01 (general servicing), 3.02 (collections); 3.03 (taxes and insurance; escrows; servicing accounts); 3.04 (collection account); 3.06 (investment of funds); 3.07 (insurance); 3.08 (due-on sale/encumbrance enforcement; assumptions); 3.10 (release of files); 3.12 (inspections; reporting; covenant testing); 3.13 (access); 3.17 (additional obligations); 3.18 (defeasances and modifications); 3.19 (servicing transfers); 3.22 (Directing Certificateholder contact); 3.24 (intercreditor agreements); 3.29 (non-serviced loans and serviced companion loans); 3.30 (joint mortgage loans); 3.31 (litigation control); 10.01 (REMIC administration); 10.03(b) (REMIC cooperation); Article XI (Exchange Act reporting and Regulation AB compliance) and Article XII (asset representations reviewer file review compliance); provided, however, that:

(i)          no Primary Servicer shall have any obligation to make Advances, provided that the Primary Servicer shall promptly notify the Master Servicer in the event any Advance is required to be made or an expense of the Trust Fund is required to be incurred;

(ii)         Section 5.01 hereof shall control with respect to which fees or charges the Primary Servicer may retain under PSA Sections 3.05 and 3.11;

(iii)        PSA Section 3.06 shall only be applicable with respect to the Primary Servicer Accounts;

(iv)       any reports, certifications and other documentation which are required to be provided by the Master Servicer to the Trustee, the Certificate Administrator, the Depositor, the Directing Certificateholder, any Serviced AB Whole Loan Controlling Holder, any Rating Agency, the 17g-5 Information Provider, any Mortgage Loan Seller, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer, any Risk Retention Consultation Party or any party to an Other Pooling and Servicing Agreement shall be provided by the Primary Servicer to the Master Servicer or as otherwise directed by the Master Servicer;

(v)         the Primary Servicer shall not be responsible for any mortgage loan pool-wide reporting, including, without limitation, preparing, signing and filing with the appropriate Person any reports, statements and information under PSA Section 4.02;

(vi)        except as otherwise provided for in this Agreement and for so long as the Primary Servicer is an affiliate of the applicable Mortgage Loan Seller, the Primary Servicer shall not be responsible for enforcing the obligations of such Mortgage Loan Seller under Section 5 of the applicable Mortgage Loan Purchase Agreement as provided for in the first paragraph of Section 2.03(f) of the PSA, but if Primary Servicer is not an affiliate of the applicable Mortgage Loan Seller, then the Primary Servicer shall perform all duties and obligations required under Section 2.03(f) of the PSA; and

(vii)      subject to Section 2.03(a)(xiii), the Primary Servicer shall not take any actions under and shall immediately forward to the Master Servicer any request which would qualify as a Major Decision or Special Servicer Decision and provide written notice to the Master Servicer of issues arising with respect to Major Decisions and Special Servicer Decisions;

(b)            the Primary Servicer shall promptly notify the Master Servicer in writing upon discovery or receipt of notice by the Primary Servicer of the occurrence of any event that causes, or with notice or the passage of time or both, would cause any Mortgage Loan to become a Specially Serviced Loan in accordance with the definition of “Specially Serviced Loan” set forth in the PSA;

(c)            the Primary Servicer shall promptly advise the Master Servicer of all material collection and customer service issues and furnish the Master Servicer with copies of all written communications regarding such issues between the Primary Servicer and any Mortgagor or any third party in connection with the Primary Servicer’s obligations hereunder;

(d)           on or before 12:00 noon Central Time on each Primary Servicer Remittance Date, the Primary Servicer shall deliver to the Master Servicer the Remittance Reports which reflect activity with respect to any Mortgage Loan through and including the close of business on the date which is the Determination Date; and the Primary Servicer shall, to the extent necessary, deliver to the Master Servicer a follow-up report in similar format which reflects additional activity with respect to any Mortgage Loan through and including the date of any follow-up remittance;

(e)            on or before 12:00 noon Central Time on each Primary Servicer Remittance Date, the Primary Servicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, all amounts on deposit in the Collection Account maintained by the Primary Servicer as of the close of business on the date which is one (1) Business Day prior to such Primary Servicer Remittance Date; and the Primary Servicer shall remit to the Master Servicer within one (1) Business Day after receipt, any payments received by the Primary Servicer after such initial remittance; and each of the foregoing remittances of funds may be net of any Primary Servicing Fees due and payable to the Primary Servicer as payments in the nature of Additional Primary Servicing Compensation;

(f)            the Primary Servicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, any whole or partial Balloon Payments, unscheduled payments, Principal Prepayments or any Prepayment Premium and any interest thereon within one (1) Business Day after receipt; and on the date of such remittance, the Primary Servicer shall deliver to the Master Servicer the Remittance Reports relating to such remittance;

(g)            on a quarterly and annual basis each year, the Primary Servicer shall prepare and deliver to the Master Servicer on or before the date that is fifteen (15) days after the end of the respective quarter, the Quarterly Reports;

(h)          on a quarterly and annual basis each year, the Primary Servicer shall determine and analyze financial ratios and perform other financial analysis required under the CREFC® Reporting Format and on or before the date that is thirty (30) days after receipt of the related financial statements, prepare and deliver to the Master Servicer a report summarizing such analysis based upon the property operating statements with respect to the related Mortgaged Property and the financial statements of the related Mortgagor and each related guarantor collected by the Primary Servicer pursuant to PSA Section 3.12, which report shall be provided in electronic format and shall be substantially in the form of the CREFC® Financial File included in the CREFC® Reporting Format (or in such other reporting format as reasonably requested by the Master Servicer);

(i)             the Primary Servicer shall prepare and deliver to the Master Servicer within thirty (30) days of any property inspection, the Inspection Reports summarizing the results of any property inspections performed by the Primary Servicer pursuant to PSA Section 3.12;

(j)             the Primary Servicer shall prepare and deliver to the Master Servicer the Day One Report on the first Business Day of each calendar month;

(k)            the Primary Servicer shall provide the Master Servicer with such reports and other information (in the Primary Servicer’s possession or to the extent readily obtainable and as reasonably requested by the Master Servicer) with respect to the servicing of any Mortgage Loan by the Primary Servicer hereunder in order for the Master Servicer to perform its duties under the PSA;

(l)             the Primary Servicer shall (i) notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Defect or a Breach or receives a 15Ga-1 Repurchase Request, a withdrawal of a 15Ga-1 Repurchase Request or a rejection of a 15Ga-1 Repurchase Request, (ii) promptly provide to the Master Servicer a copy of any 15Ga-1 Repurchase Request, a withdrawal of a 15Ga-1 Repurchase Request or a rejection of a 15Ga-1 Repurchase Request received by the Primary Servicer;

(m)           the Primary Servicer shall not prepare and/or provide any CREFC® Schedule AL File or any Schedule AL Additional File; provided, however, the Primary Servicer shall (i) promptly provide to the Master Servicer any documentation in the Primary Servicer’s possession reasonably requested by the Master Servicer in connection with the Master Servicer’s preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File and (ii)

cooperate with the Master Servicer in connection with the Master Servicer’s preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File;

(n)            with respect to letters of credit, if any, as the Master Servicer is required to hold original letters of credit under the PSA, the Primary Servicer shall hold such original letters of credit if the Primary Servicer has (i) a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsourced such responsibility to a third party vendor, which vendor shall be satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion;

(o)            if the Master Servicer notifies the Primary Servicer or the Primary Servicer otherwise obtains knowledge that a Mortgage Loan has become an Excluded Controlling Class Loan under the PSA, then the Primary Servicer (prior to delivering any Excluded Information to the Master Servicer) shall mark or label such information as “Excluded Information” and comply with all the requirements set forth in the PSA with respect to such Excluded Controlling Class Loan;

(p)            with respect to any request for materials by the Asset Representations Reviewer or a related Other Asset Representations Reviewer pursuant to PSA Article XII regarding any Mortgage Loan, the Primary Servicer shall (i) promptly provide to the Master Servicer any documentation in the Primary Servicer’s possession reasonably requested by the Master Servicer and (ii) cooperate with the Master Servicer in order for the Master Servicer to comply with its related obligations under the PSA;

(q)            the Subservicer shall deliver to the Master Servicer by mutually agreeable electronic means, on a quarterly basis starting for the quarter ending March of 2019, within twenty-five (25) days of the end of such quarter, the Quarterly Servicing Certification in the form of Exhibit F attached hereto;

(r)             to the extent that Primary Servicer is named in any Trust-Related Litigation relating to the Mortgage Loans, Primary Servicer shall use best efforts to transfer, in accordance with Section 3.31 of the PSA, such Trust-Related Litigation to the Master Servicer or the Special Servicer to handle and any such Trust-Related Litigation matter will be subject to the Litigation Control provisions set forth in Section 3.31 of the PSA. If the Primary Servicer using best efforts is not able to transfer such Trust-Related Litigation, then the Primary Servicer shall handle such Trust-Related Litigation in accordance with Section 3.31. The Primary Servicer shall cooperate with the Master Servicer with respect to any Trust-Related Litigation under Section 3.31 of the PSA and prepare and provide the Master Servicer with any reports and/or other documentation contemplated under Section 3.31 of the PSA all in accordance with the provisions of Section 3.31 of the PSA; and

(s)            with respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by the Primary Servicer hereunder, the Primary Servicer shall (i) reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities, (ii) promptly provide to the Master Servicer any documentation in the Primary Servicer’s possession reasonably requested by the Master Servicer and (iii) cooperate with the Master Servicer in order for the Master Servicer to comply with its related obligations under the PSA.

Section 3.02.          Portfolio Manager.

(a)            The Primary Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer’s supervisory authority over the Primary Servicer hereunder.

(b)            The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Primary Servicer and to provide to the Primary Servicer information, materials and correspondence relating to any Mortgage Loan and the related Mortgagors which may be necessary or appropriate to enable the Primary Servicer to perform its obligations hereunder.

Section 3.03.          Maintenance of Errors and Omissions and Fidelity Coverage.

(a)            The mortgagee clause to be used in maintaining any property-level insurance required under Section 3.07 of the PSA shall be as set forth in Exhibit E hereto, which may be amended from time-to-time by the Master Servicer.

(b)            The Primary Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and an errors and omissions insurance policy covering the Primary Servicer’s officers and employees acting on behalf of the Primary Servicer in connection with its activities under this Agreement in form and amount which satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 3.07(c). The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s request a certificate of insurance or other evidence of such bond and insurance. The Primary Servicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance.

Section 3.04.          Delivery and Possession of Servicing Files.

The Primary Servicer hereby acknowledges receipt of the Primary Servicing Files. The contents of each Primary Servicing File delivered to the Primary Servicer are and shall be held in trust by the Primary Servicer for the benefit of the Trust Fund as the owner thereof; the Primary Servicer’s possession of the contents of the Primary Servicing File so delivered is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Primary Servicer shall be in a custodial capacity only. The Primary Servicer shall release its custody of the contents of the Primary Servicing File only in accordance with written instructions from the Master Servicer, and upon request of the Master Servicer, the Primary Servicer shall deliver to the Master Servicer the Primary Servicing File or a copy of any document contained therein.

Section 3.05.          Annual Compliance Statements.

(a)            The Primary Servicer shall, on or before the fifth (5th) Business Day preceding March 1st of each year, commencing February 24, 2020, deliver to the Master Servicer an Officer’s Certificate in a form that satisfies the requirements of Section 11.09 of the PSA (or such other form, similar in substance, as may be acceptable to the Depositor and the Master Servicer) stating, as to the signer thereof, that (i) a review of such Primary Servicer’s activities during the preceding calendar year or portion thereof and of such Primary Servicer’s performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such Primary Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Officer’s Certificate shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Master Servicer and Primary Servicer. Primary Servicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Primary Servicer as to the nature of any failures by the Primary Servicer with respect to any Mortgage Loan in the fulfillment of any of the Primary Servicer’s obligations hereunder. In any year that the Primary Servicer has received written confirmation from the Depositor (or, in the case of an Other Securitization, the related Other Depositor) or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust (or, if applicable, the trust for any Other Securitization) for the preceding calendar year, the Primary Servicer shall not be required to deliver such statement until April 1 of such year.

(b)            In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, Primary Servicer shall provide an annual statement of compliance pursuant to this Section 3.05 with respect to the period of time that Primary Servicer was subject to this Agreement.

Section 3.06.          Annual Reports on Assessment of Compliance with the Servicing Criteria.

(a)            On or before the fifth (5th) Business Day preceding March 1st of each year, commencing February 24, 2020, the Primary Servicer, at its own expense, shall furnish to the Master Servicer a report substantially in a form that satisfies the requirements of Section 11.10 of the PSA on an assessment of compliance with the Servicing Criteria applicable to it that complies in all material respects with the requirements of Item 1122 of Regulation AB and contains (i) a statement by Primary Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that Primary Servicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by Form 10-K, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Master Servicer and Primary Servicer.

(b)            Each such report shall be addressed to the Master Servicer and signed by an authorized officer of Primary Servicer, and shall address the Relevant Servicing Criteria set forth in Section 11.10 of and Exhibit AA to the PSA. Primary Servicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Primary Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(c)            In any year that the Primary Servicer has received written confirmation from the Depositor (or, in the case of an Other Securitization, the related Other Depositor) or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust (or, if applicable, the trust for any Other Securitization) for the preceding calendar year, the Primary Servicer shall not be required to deliver such assessments until April 1 of such year.

(d)            Primary Servicer hereby acknowledges and agrees that the Relevant Servicing Criteria set forth in Section 11.10 of and Exhibit AA to the PSA is appropriately set forth with respect to Primary Servicer.

(e)            In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, Primary Servicer shall provide an annual assessment of compliance pursuant to this Section 3.06, coupled with an attestation as required in Section 3.07 with respect to the period of time that Primary Servicer was subject to this Agreement.

Section 3.07.          Annual Independent Public Accountants’ Attestation Report.

(a)            On or before the fifth (5th) Business Day preceding March 1st of each year, commencing February 24, 2020, the Primary Servicer shall, at its own expense, cause a registered public accounting firm and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer to the effect that (i) it has obtained a representation regarding certain matters from the management of Primary Servicer, which includes an assertion that Primary Servicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Master Servicer and Primary Servicer.

(b)            Primary Servicer shall cooperate with the Master Servicer and/or the Depositor (or, in the case of an Other Securitization, the related Other Depositor) if either party consults with the Primary Servicer as to the nature of any defaults by Primary Servicer in the fulfillment of Primary Servicer’s obligations hereunder.

(c)            In any year that the Primary Servicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust (or, if applicable, the trust for any Other Securitization) for the preceding calendar year, the Primary Servicer shall not be required to deliver such report until April 1 of such year.

Section 3.08.          Sarbanes-Oxley Certification.

(a)            On or before the fifth (5th) Business Day preceding March 1st of each year commencing February 24, 2020, the Primary Servicer shall provide to the Master Servicer (for delivery to the Certifying Person), a Performance Certification in the form attached as Exhibit Z-2 to the PSA, on which the Master Servicer, the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and each entity’s officers, directors and Affiliates (collectively the Certification Parties) can reasonably rely. In addition, Primary Servicer shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.05 hereof, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 3.06 hereof and (iii) accountant’s report provided pursuant to Section 3.07 hereof, and shall include a certification in the Performance Certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Primary Servicer to enable such accountants to render the certificates provided for in Section 3.07 hereof. In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, the Primary Servicer shall provide a certification to the Master Servicer for delivery to the Certifying Person pursuant to this Section 3.08 with respect to the period of time it was subject to this Agreement. Each such Performance Certification shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Master Servicer and the Primary Servicer.

(b)            Notwithstanding anything to the contrary contained in this Section 3.08, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, Primary Servicer shall not be required to deliver any certification under this Section 3.08.

Section 3.09. Delivery of Mortgage Loan Purchase Agreement.

Following the Master Servicer’s receipt of the Mortgage Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of such Mortgage Loan Purchase Agreement to the Primary Servicer.

ARTICLE IV.

PRESERVATION OF THE REMICS.

The Primary Servicer shall not take any action (whether or not authorized hereunder) that would result in an Adverse REMIC Event. Primary Servicer shall fully cooperate with the Master Servicer in connection with avoiding (i) the imposition of a tax on any portion of the Trust Fund, (ii) the failure of any Trust REMIC to qualify as a REMIC, or (iii) the failure of the Grantor Trust to qualify as a grantor trust.

ARTICLE V.

PRIMARY SERVICER’S COMPENSATION AND EXPENSES

Section 5.01.          Primary Servicing Compensation.

(a)            As compensation for its activities hereunder, the Primary Servicer shall be entitled to receive the Primary Servicing Fee. Anything herein to the contrary notwithstanding, the Primary Servicer shall be paid such Primary Servicing Fee at such times as, and only to the extent that, the Master Servicer receives its Servicing Fee with respect to each Mortgage Loan under the PSA. Except as provided below, any reductions in the Servicing Fee that may be required under the PSA with respect to Prepayment Interest Shortfalls shall not affect the amount of the Primary Servicing Fee payable to the Primary Servicer and, consequently, the Primary Servicer shall not be entitled to any Prepayment Interest Excess; provided, however, that in the event of a breach of Section 2.03(a)(viii) of this Agreement by the Primary Servicer, on or before 1:00 p.m. New York City time on the Primary Servicer Remittance Date following such breach, the Primary Servicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, the amount as of any Distribution Date equal to the aggregate amount of any Prepayment Interest Shortfall incurred in connection with Principal Prepayments received in respect of any Mortgage Loan. If such Prepayment Interest Shortfall is not remitted to the Master Servicer by 1:00 p.m. New York City time on the Primary Servicer Remittance Date, then the Primary Servicer shall also remit to the Master Servicer the Prepayment Interest Shortfall and full interest on such Prepayment Interest Shortfall at the Reimbursement Rate from and including such Primary Servicer Remittance Date but excluding the date that such Prepayment Interest Shortfall is received by the Master Servicer.

(b)           The Primary Servicer shall also be entitled to retain, with respect to each related Mortgage Loan, as additional Primary Servicing compensation (the “Additional Primary Servicing Compensation”), the following: (i) to the extent the Master Servicer is entitled to retain such amounts under the PSA and actually received such amounts, all Penalty Charges (to the extent the Primary Servicer is performing the related collection work and to the extent not required to be offset against with respect to the related Mortgage Loan under PSA Section 3.11(d) (1) interest on Advances or (2) certain additional Trust expenses), all amounts collected for checks returned for insufficient funds relating to the Primary Servicer Accounts, all charges for beneficiary statements to the extent such beneficiary statements were prepared by the Primary Servicer, 50% of the Master Servicer’s share of any assumption fees and assumption application fees and 50% of the Master Servicer’s share of any and all Excess Modification Fees, waiver, consent and earnout fees, review fees and similar fees; and (ii) subject to PSA Section 3.06, any interest or other income earned on deposits in the related Primary Servicer Accounts; provided, however, that the Primary Servicer shall be required to promptly remit to the Master Servicer any amounts received from or on behalf of any Mortgagor which the Primary Servicer is not entitled to retain under this paragraph.

Notwithstanding the foregoing, the Primary Servicer shall not be entitled to any Additional Primary Servicing Compensation in the form of fees earned with respect to the processing of any Special Servicer Decision or Major Decision performed by the Special Servicer; provided, however, if the Master Servicer and the Primary Servicer mutually agree that the Primary Servicer shall process any Special Servicer Decision or Major Decision following approval of such decision by the Special Servicer and the Primary Servicer processes such Special Servicer Decision or Major Decision, the Primary Servicer shall be entitled to the applicable fee as described above.

(c)            Except as otherwise provided herein or in the PSA, the Primary Servicer shall pay all its overhead and similar expenses incurred by it in connection with its servicing activities hereunder.

ARTICLE VI.

THE MASTER SERVICER AND THE PRIMARY SERVICER

Section 6.01.          Primary Servicer Not to Assign; Merger or Consolidation of the Primary Servicer.

(a)            Except as otherwise provided in Section 6.01(b) hereof, or in Sections 2.02 or 3.02 hereof, the Primary Servicer shall not assign this Agreement for any reason or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written consent of the Master Servicer.

(b)            The Primary Servicer shall not resign from its obligations and duties hereunder without giving the Master Servicer sixty (60) days prior written notice thereof or such lesser notice as may be acceptable to the Master Servicer to enable the Master Servicer to assume all of the Primary Servicer’s rights, powers, duties and obligations under this Agreement; provided, however, that only fifteen (15) days prior written notice shall be required in connection with a resignation of the Primary Servicer as a result of the Master Servicer’s failure to consent to any matters set forth in this Section 6.01.

(c)            The Primary Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder and shall be deemed to have assumed all of the liabilities of the Primary Servicer hereunder, provided that, in any such case, the Primary Servicer meets the requirements of the PSA and has obtained the prior written consent of the Master Servicer. Notwithstanding the foregoing, the Primary Servicer may not remain the Primary Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Primary Servicer is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Master Servicer consents to such merger, consolidation or transfer. Upon written demand by the Master Servicer, such successor shall be required to promptly execute and deliver to the Master Servicer an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Primary Servicer under this Agreement from and after the date of such agreement. Notwithstanding anything to the contrary, the Primary Servicer shall promptly notify the Master Servicer, the Certificate Administrator and the Trustee in the event the Primary Servicer becomes an Affiliate of the Trustee.

Section 6.02.          Liability and Indemnification of the Primary Servicer and the Master Servicer.

(a)            Neither the Primary Servicer nor any of the partners, directors, officers, shareholders, members, managers, employees or agents of the Primary Servicer (the “Primary Servicer Parties”) shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer Parties against any liability which would be imposed by reason of any breach of its warranties or representations made herein, or against any liability that would otherwise be imposed on the Primary Servicer by reason of the Primary Servicer’s willful misconduct, bad faith or negligence (or by reason of any specific liability imposed on the Primary Servicer pursuant to Section 2.01 hereof, for a breach of the Accepted Primary Servicing Practices) in the performance of its obligations and duties hereunder or by reason of its negligent disregard of its obligations and duties hereunder. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. The Primary Servicer Parties may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(b)            The Primary Servicer Parties shall be indemnified and held harmless by the Master Servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to this Agreement (collectively, the “Losses”) incurred by the Primary Servicer (i) by reason of the Master Servicer’s willful misconduct, bad faith, negligence in the performance of its obligations and duties hereunder or negligent disregard of its obligations and duties hereunder or (ii) in connection with, or relating to, this Agreement, any Mortgage Loan or the Certificates, other than any Losses (x) that are specifically required to be borne by Primary

Servicer without right of reimbursement pursuant to the terms hereof or (y) incurred by reason of (1) a breach of any representation or warranty by Primary Servicer, or (2) willful misconduct, bad faith or negligence of Primary Servicer in the performance of its respective obligations and duties hereunder or negligent disregard of its respective obligations and duties under this Agreement; provided, however, that the indemnification under clause (ii) above shall be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Trust Fund on behalf of the Primary Servicer for such indemnification.

(c)            The Master Servicer and any partners, directors, officers, shareholders, members, managers, employees or agents of the Master Servicer shall be indemnified and held harmless by the Primary Servicer against any Losses incurred by the Master Servicer by reason of (i) any breach by the Primary Servicer of a representation or warranty made by it herein or in the PSA or (ii) any willful misconduct, bad faith or negligence by the Primary Servicer in the performance of its obligations and duties hereunder or under the PSA or by reason of negligent disregard of such obligations and duties. The Master Servicer and any partner, director, officer, shareholder, member, manager, employee or agent of the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(d)            The Primary Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party, the Depositor, each Other Depositor and any employee, director, officer and Affiliate of the Master Servicer, each Certification Party, the Depositor and any Other Depositor from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such indemnified party arising out of (i) a breach of the Primary Servicer’s obligation to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to this Agreement and the PSA, (ii) the negligence, bad faith or willful misconduct on the Primary Servicer’s part in the performance of such obligations, (iii) any failure by Primary Servicer to identify itself (or any sub-subservicer the Primary Servicer enters into a sub-subservicing agreement with pursuant to Section 2.02 hereof) as a Servicing Function Participant pursuant to the PSA, (iv) any failure by Primary Servicer to comply with the obligations of a Servicing Function Participant under the PSA or (v) any Deficient Exchange Act Deliverable.

In addition, the Primary Servicer shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under any applicable sub-subservicing agreement) with the Depositor or Other Depositor, as applicable, and the Master Servicer as necessary for the Depositor or Other Depositor, as applicable, and the Master Servicer to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable Reporting Requirements.

In connection with comments provided to the Depositor from the Commission or its staff regarding information (x) delivered by the Primary Servicer, (y) regarding the Primary Servicer, and (z) prepared by the Primary Servicer or any registered public accounting firm, attorney or other agent retained by the Primary Servicer to prepare such information, which information is contained in a report filed by the Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s filing of such report, upon receipt of such comments from the Depositor, the Master Servicer shall promptly provide to the Primary Servicer any such comments which relate to the Primary Servicer. Primary Servicer shall be responsible for timely preparing a written response to the Commission or its staff for inclusion in the Depositor’s or the Master Servicer’s, as applicable, response to the Commission or its staff, unless Primary Servicer elects, with the consent of the Master Servicer (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission or its staff and negotiate a response and/or resolution with the Commission or its staff; provided that if the Primary Servicer (or a sub-servicer retained by the Primary Servicer) is a Servicing Function Participant or an Additional Servicer, the Primary Servicer shall provide copies to the Master Servicer of all material communications pursuant to this paragraph. If such election is made, the Primary Servicer shall be responsible for directly negotiating such response and/or resolution with the Commission or its staff in a timely manner; provided, that (i) Primary Servicer shall use reasonable efforts to keep the Depositor and the Master Servicer informed of its progress with the Commission or its staff and copy the Depositor and the Master Servicer on all correspondence with the Commission or its staff and provide the Depositor and the Master Servicer with the opportunity to participate (at the Depositor’s or Master Servicer’s, as applicable, expense) in any telephone conferences and meetings with the Commission or its staff and (ii) the Master Servicer shall cooperate with the Primary Servicer in order to authorize the Primary Servicer and its representatives to respond to and negotiate directly with the Commission or its staff with respect to any comments received from the Commission or its staff relating to Primary Servicer and to notify the Commission or its staff of such authorization. The Master Servicer and the Primary Servicer shall cooperate and coordinate with each other with respect to any requests made to the Commission or its staff for any extension of time for submitting a response or compliance. All reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission or its staff therewith shall be promptly paid by the Primary Servicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer, as applicable. The Primary Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions in the related sub-subservicing or similar agreement. Upon resolution with the Commission, and subject to the reimbursement of any applicable expenses under Section 11.15 of the PSA, Primary Servicer shall promptly provide to each Other Depositor and the Master Servicer the appropriate revised reports, updated or revised information contained in any report filed by the Other Depositor under the Reporting Requirements, or any updated or revised material communications in connection with the response and/or resolution with the Commission or its staff, if and to the extent such reports, information and/or communications relate to information that was previously provided to the Other Depositor and would reasonably be expected to be contained in a report filed by the Other Depositor under the Reporting Requirements of an Other Pooling and Servicing Agreement.

If the indemnification provided for in, or contemplated by, this Section 6.02(d) is unavailable or insufficient to hold harmless the Master Servicer, any Certification Party, the Depositor, any Other Depositor or any employee, director, officer or Affiliate of the Master Servicer, the Depositor or any Other Depositor, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to Article XI of the PSA, this Agreement or the Primary Servicer’s negligence, bad faith or willful misconduct in connection therewith. The Primary Servicer shall cause any sub-subservicer with which it enters into a servicing relationship with respect to any Mortgage Loan to agree to the foregoing indemnification and contribution obligations.

(e)            The indemnification, exculpation, and other protections and provisions in this Section 6.02 shall survive the termination of this Agreement or the resignation of the Master Servicer or the Primary Servicer.

Section 6.03. Representations and Warranties.

The Primary Servicer hereby represents, warrants and covenants to the Master Servicer that as of the date hereof:

(a)            The Primary Servicer is duly organized, validly existing and in good standing under the laws of the state of its organization and is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(b)            The execution and delivery of this Agreement by the Primary Servicer and its performance and compliance with the terms of this Agreement do not (i) violate the Primary Servicer’s organizational documents, (ii) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, or other material instrument to which the Primary Servicer is a party or which is applicable to it or any of the assets or (iii) violate any law, rule, regulation, order, judgment or decree to which the Primary Servicer or its property is subject, which, in the case of either of clause (ii) or (iii), does or is likely to materially and adversely affect the Primary Servicer’s ability to perform hereunder or its financial condition;

(c)            The Primary Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(d)            This Agreement, assuming due authorization, execution and delivery by the Master Servicer, constitutes a valid, legal and binding obligation of the Primary Servicer, enforceable against it in accordance with the terms of this Agreement, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and, to the extent applicable, the rights of creditors of national banks or of “financial companies” (as defined in Section 201 of the Dodd-Frank Act) or their Affiliates, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(e)            The Primary Servicer is not in violation of, and the execution and delivery of this Agreement by the Primary Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Primary Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Primary Servicer to perform its obligations hereunder or the financial condition of the Primary Servicer;

(f)             No litigation is pending or, to the best of the Primary Servicer’s knowledge, threatened against the Primary Servicer that would prohibit the Primary Servicer from entering into this Agreement, or, in the Primary Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Primary Servicer to perform its obligations under the Agreement or the financial condition of the Primary Servicer;

(g)            Each officer and employee of the Primary Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond maintained by the Primary Servicer in the amounts and with the coverage required by PSA Section 3.07;

(h)            No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal or state law for the execution, delivery and performance by the Primary Servicer of, or compliance by the Primary Servicer with, this Agreement or the Primary Servicer’s consummation of any transactions contemplated hereby, other than (i) such consents, approvals, authorizations, orders, qualifications, registrations, filings or notices as have been obtained, made or given prior to the actual performance by the Primary Servicer of its obligations under this Agreement or (ii) where the lack of such consent, approval, authorization, order, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Primary Servicer under this Agreement;

(i)             The Primary Servicer is not an Affiliate of the Trustee and is not a Prohibited Party; and

(j)            The Primary Servicer is neither a Risk Retention Affiliate of nor Risk Retention Affiliated with the Third Party Purchaser.

The foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either the Master Servicer or the Primary Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

ARTICLE VII.

PRIMARY SERVICER TERMINATION EVENTS; TERMINATION

Section 7.01.          Primary Servicer Termination Events; Primary Servicer Successor Third-Party Purchaser Non-Affiliate Covenant.

(a)            “Primary Servicer Termination Event”, wherever used herein with respect to any Primary Servicer, means any one of the following events:

(i)          any failure by the Primary Servicer to remit to the Primary Servicer Accounts, or to remit to the Master Servicer, any amount required to be so remitted by the Primary Servicer pursuant to and in accordance with this Agreement; or

(ii)         any failure on the part of the Primary Servicer duly to observe or perform in any material respect any of the other covenants or obligations which continues unremedied for a period of twenty (20) days (or (A) with respect to any year that a report on Form 10-K is required to be filed, three (3) Business Days in the case of the Primary Servicer’s obligations under this Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (B) ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder or such shorter period (not less than one (1) Business Day) as may be required to avoid the lapse of insurance) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer, provided, however, if such failure with a twenty (20) day cure period is capable of being cured and the Primary Servicer is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional twenty (20) days; provided that the Primary Servicer has commenced to cure such failure within the initial twenty (20) day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; provided, further, however, that such extended period shall not apply to the obligations regarding Exchange Act reporting; or

(iii)        any breach on the part of the Primary Servicer of any representation or warranty contained in Section 6.03 hereof, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Primary Servicer is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional twenty (20) days; provided that the Primary Servicer has commenced to cure such failure within the initial twenty (20) day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of forty-five (45) days; or

(v)         the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Primary Servicer, or of or relating to all or substantially all of its property; or

(vi)        the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(vii)       any Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Pari Passu Companion Loan Securities or (B) placed one or more Classes of Certificates or one or more classes of Serviced Pari Passu Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the Master Servicer (because of actions of the Primary Servicer) or the Primary Servicer as the sole or a material factor in such rating action; or

(viii)     a Servicer Termination Event (as defined in the PSA) by the Master Servicer under PSA Section 7.01 which Servicer Termination Event occurred as a result of the failure of the Primary Servicer to perform any obligation required hereunder; or

(ix)        the failure of the Primary Servicer to comply with any of the requirements under Sections 3.05, 3.06, 3.07 and 3.08 of this Agreement applicable to such Primary Servicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Sections 3.05, 3.06, 3.07 and 3.08 of this Agreement which continues unremedied for five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; or

(x)         the Primary Servicer or any primary servicer or sub-subservicer appointed by the Primary Servicer after the Closing Date, fails to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article XI of the PSA or under this Agreement or to the applicable master servicer under any other pooling and servicing agreement that the Depositor is a party to; or

(xi)        the Primary Servicer or any primary servicer or sub-subservicer appointed by the Primary Servicer after the Closing Date, fails to perform in any material respect any of its covenants or obligations contained in this Agreement regarding creating, obtaining or delivering any Exchange Act reporting items or similar items required for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items or similar items required under any other pooling and servicing agreement that the Depositor is a party to;

then, and in each and every case, so long as an Primary Servicer Termination Event shall not have been remedied, the Master Servicer may, by notice in writing to the Primary Servicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Primary Servicer under this Agreement and in and to any Mortgage Loan and the proceeds thereof, subject to Section 7.02 hereof, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event. On or after the receipt by the Primary Servicer of such written notice of termination from the Master Servicer, all authority and power of the Primary Servicer in this Agreement, whether with respect to any Mortgage Loan or otherwise, shall pass to and be vested in the Master Servicer, and the Primary Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder, including, without limitation, the remittance of funds and the transfers of the Primary Servicing Files as set forth in Section 7.02. Notwithstanding the foregoing, upon any termination of the Primary Servicer, the Primary Servicer will be entitled to receive all accrued and unpaid Primary Servicing Fees and Additional Primary Servicing Compensation through the date of termination.

(b)           Upon discovery by the Primary Servicer of any Primary Servicer Termination Event (but regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), the Primary Servicer shall give prompt written notice thereof to the Master Servicer.

(c)            The Master Servicer may waive in writing any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(d)           The Primary Servicer shall not be or become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any Successor Third-Party Purchaser. If the Primary Servicer is or becomes Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any Successor Third-Party Purchaser, the Primary Servicer shall promptly notify the Master Servicer and the Primary Servicer shall be terminated as Primary Servicer under this Agreement pursuant to Section 7.02(a)(ii) below.

Section 7.02.          Termination of Agreement.

(a)            This Agreement shall be terminated with respect to any Primary Servicer:

(i)          pursuant to Section 3.20 of the PSA and Section 7.01 hereof, if the Master Servicer elects to terminate the Primary Servicer following a Primary Servicer Termination Event;

(ii)         promptly following the Primary Servicer being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any Successor Third-Party Purchaser;

(iii)        at the Depositor’s request (to the extent the Depositor has a right to request termination under the PSA) pursuant to Section 7.01(a)(x) or (xi) hereof or PSA Section 3.20(a)(ix);

(iv)        upon resignation by the Primary Servicer as provided in Section 6.01 hereof; or

(v)         with respect to any Mortgage Loan, in the event such Mortgage Loan (A) becomes a Specially Serviced Loan or (B) is substituted, defeased, purchased or repurchased pursuant to PSA Sections 2.03, 3.16, 3.18 or 9.01.

(b)            If the Master Servicer’s responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, the Trustee shall, without act or deed on the part of the Trustee, succeed to all of the rights and obligations of the Master Servicer under this Agreement as provided in PSA Section 3.20, and the Primary Servicer shall be bound to the Trustee under all of the terms, covenants and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Primary Servicer does hereby attorn to the Trustee, as the Master Servicer hereunder, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer hereunder. The Primary Servicer agrees, however, upon written demand by the Trustee to promptly execute and deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Primary Servicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement. References to the Trustee under this Section 7.02, shall include any successor Master Servicer under the PSA.

(c)            Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Master Servicer or the Primary Servicer which may have accrued through the date of termination hereunder. In connection with any such termination, the terminated Primary Servicer shall (i) remit all funds in the related Primary Servicer Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Primary Servicing Fees and Additional Primary Servicing Compensation through the termination date which are due and payable to the Primary Servicer, (ii) deliver all related Primary Servicing Files to the Master Servicer or to Persons designated by the Master Servicer, and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the related Mortgage Loans. All rights of the terminated Primary Servicer relating to the following after such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement or termination of the Trust: (y) indemnification pursuant to Section 6.02; and (z) the payment of its Primary Servicing Fees and Additional Primary Servicing Compensation which in any such case accrued under the terms of this Agreement on or before the date of such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.01.          Rating Agency Communications.

(a)            Except as required by the PSA or by law, the Primary Servicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency or any NRSRO regarding the Certificates or any Mortgage Loan relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates or Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency or NRSRO regarding the Certificates or any Mortgage Loan relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates and requests for Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the PSA. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency or NRSRO in accordance with its obligations under the PSA and such information or communication is regarding any Mortgage Loan or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations. None of the foregoing restrictions in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Primary Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, that the Primary Servicer shall not provide any information relating to the Certificates or any Mortgage Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property and other deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

(b)            The Primary Servicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon the Primary Servicer’s breach of this Section 8.01 (including, without limitation, a determination by a Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), but solely to the extent such determination is caused by a breach of this Section 8.01 by the Primary Servicer), and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

Section 8.02.           Amendment.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and may be amended from time to time by the Master Servicer and the Primary Servicer only by written agreement executed by the party or parties against whom the enforcement of such amendment is sought. Master Servicer shall not consent to any modification to the PSA in any manner which would increase the obligations or limit the rights of the Primary Servicer under the PSA or under this Agreement without the prior consent of the Primary Servicer (which consent shall not be unreasonably withheld).

Section 8.03.          Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a)            THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(b)            EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE

CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

(c)            THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.04.          Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)          if to the Primary Servicer, as set forth on each signature page included herewith; and

(b)          if to the Master Servicer:

by U.S. Mail at:

Midland Loan Services, a Division of PNC Bank, National Association

P.O. Box 25965

Shawnee Mission, KS 66225-5965

Attention: Executive Vice President - Division Head

Facsimile No.: (888) 706-3565

Email: NoticeAdmin@midlandls.com and

MLSSubservicergroup@midlandls.com

or by delivery to:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin, Suite 300

Overland Park, KS 66210

Attention: Executive Vice President - Division Head

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered U.S. mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy. Notwithstanding the foregoing, Primary Servicer may deliver any of the items required to be delivered to the Master Servicer under Sections 3.05-3.08 of this Agreement through electronic mail at NoticeAdmin@midlandls.com or such other email address provided to Primary Servicer from the Master Servicer from time to time.

(c)            To the extent that any demand, notice or communication hereunder is given to any Primary Servicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and any Primary Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Master Servicer by a Responsible Officer of any Primary Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Primary Servicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. Any notice required to be delivered under this Agreement may be provided electronically (including by electronic mail).

Section 8.05.          Consistency with PSA; Severability of Provisions.

This Agreement shall be subject to the provisions of the PSA, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or shall be determined to be inconsistent with the PSA, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 8.06.           Inspection and Audit Rights.

The Primary Servicer agrees that, on reasonable prior notice, it will permit any representative of the Master Servicer, during the Primary Servicer’s normal business hours, reasonable access at its principal servicing offices to examine all books of account, records, reports and other documents of the Primary Servicer relating to any Mortgage Loan, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer, and to discuss matters relating to any Mortgage Loan with the Primary Servicer’s officers and employees.

Section 8.07.          Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent, any information pertaining to any Mortgage Loan, the Mortgaged Properties or the Mortgagors except to the extent that the Primary Servicer provides prior written notice to the Master Servicer and (a) it is appropriate for the Primary Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Primary Servicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Primary Servicer is disseminating general statistical information relating to any mortgage loan being serviced by the Primary Servicer (including any Mortgage Loan) so long as the Primary Servicer does not identify the owner of any Mortgage Loan or any Mortgagor.

Section 8.08.          Binding Effect; No Partnership; Counterparts.

Subject to Section 6.01 hereof, with respect to the Primary Servicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Primary Servicer shall be rendered as an independent contractor for the Master Servicer. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8.09.          Third Party Beneficiaries.

The Trustee (for the benefit of the Certificateholders and the related Companion Holder (if applicable)) and the Trustee (as holder of the Lower-Tier Regular Interests) shall be a third party beneficiary under this Agreement. Except to the extent the Trustee or its designee assumes the obligations of the Master Servicer contemplated in this Agreement and the PSA, none of the Trust, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Special Servicer, any successor special servicer, any successor master servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under this Agreement or any liabilities arising from this Agreement.

Section 8.10.          Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Master Servicer and the Primary Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David A. Eckels

Name: Title:	David A. Eckels Senior Vice President

(“Master Servicer”)

[SIGNATURE AND NOTICE ADDRESS PAGES AND MORTGAGE LOAN

 SCHEDULES FOR THE PRIMARY SERVICER TO FOLLOW]

Berkeley-midland primary servicing Agreement – MSC 2019-L2 – Midland Signature Page

BERKELEY POINT CAPITAL LLC D/B/A NEWMARK KNIGHT FRANK

By:	/s/ Dave Maisel

Name: Title:	Dave Maisel Managing Director

(“Primary Servicer”)

Notices:

Berkeley Point Capital LLC d/b/a Newmark Knight Frank

8 Springhouse Innovation Park, Suite 200

727 Norristown Road

Lower Gwynedd, PA 19002

Attention: Director and Head of Servicing

Email: Servicing.Requests@ngkf.com

With a copy to:

Berkeley Point Capital LLC d/b/a Newmark Knight Frank

7700 Wisconsin Avenue, Suite 1100

Bethesda, MD 20814

Attention: Raqual Crea – Legal Department

Fax Number: 240-752-8121

Email: Raqual.crea@ngkf.com

Berkeley-midland primary servicing Agreement – MSC 2019-L2 – Schedule

SCHEDULE I

Mortgage Loan Schedule

Property Name	Principal Balance	Primary Servicing Fee Rate (basis points)
CompuCom World Headquarters	$25,350,000.00	5.00
1000 Madison Avenue	$13,500,000.00	5.00

Berkeley-midland primary servicing Agreement – MSC 2019-L2 – Schedule

EXHIBIT “A”

(Day One Report)

(see attached)

A-1

Subservicer Name: _________________________________
Deal Name: ______________________________________
Reporting Period: _________________________________					DAY ONE REPORT

Midland Loan #	Sub Loan #	Beg. Scheduled Prin Bal	Actual Paid To Date	Schdeuled Principal Balance	Prepayment Penalty	Prepayment Date	Scheduled Interest Payment	Scheduled Principal Payment	Scheduled P&I	Servicing Fee Rate	Servicing Fee	Net Remittance

TOTALS:

A-2

EXHIBIT “B”

(Inspection Reports)

(see attached)

Mortgage Bankers Association	Version: 1.22
Property Inspection Workbook Tools

General Purpose Tools

Select Check Spelling to run Excel’s spell checker on all property inspection worksheets.

Select Print to display the MBA Property Inspection worksheet selection form where you can select the worksheet(s) to print.

Company Logo

See MBA Reference Guide for Property Inspection Report for instructions to insert logo

MBA INSPECTION FORM KEY

Mortgage Bankers Association
Standard Property Inspection Form Definitions
For additional information, please refer to the MBA Inspections White Paper
Ratings Definitions
1	New or like new condition
All major building components are new or like new
All vacant units/space are rent ready & reflect the highest current market standards
No deferred maintenance items (only routine maintenance)
No life safety or code violations exist
Positive impact to marketability
Deferred Maintenance and Life Safety – No actions are required
2	Above average condition for the property’s age and market, minimal wear and tear
All major building components in functional condition
All vacant units/space are rent ready or in the process of being made rent ready
No deferred maintenance items (only routine maintenance)
No life safety or code violations exist
No impact to marketability
Deferred Maintenance and Life Safety – No actions are required
3

Normal condition for the property’s age and market, general wear and tear.
All major building components in functional condition
Most vacant units or space are rent ready or in the process of being made rent ready
Minimal deferred maintenance and routine maintenance items with costs that can be funded by normal operations
No/minor life safety or code violations exist
No impact to marketability
Deferred Maintenance and Life Safety - Appropriate actions are planned or in progress

4

Deteriorating condition for the property’s age and market
A building component is not in fully functional condition
Few rent-ready units or space
Limited major deferred maintenance &/or numerous minor deferred maintenance items
Some life safety or code violations exist
Negative impact to marketability
Deferred Maintenance and Life Safety - Actions are not addressed as quickly as required and/or further action is necessary, additional monitoring may be appropriate

5	Inferior conditions
Multiple building components non-functional
Vacant units or space are in poor to down condition
Severe deferred maintenance items
Multiple life safety or code violations exist
Negative impact to marketability
Deferred Maintenance and Life Safety – No Action taken and/or further action is necessary – additional monitoring is appropriate
Not Applicable	No components exist (therefore, no rating is possible)
Not Accessible	No component was visible due to inability to view the condition based on access, life safety, weather conditions or other blockages.
Deferred maintenance items can not be determined based on lack of access
Further action or review may be required

Copyright 2008 Mortgage Bankers Association, Washington, DC

General Info

Company Name/Logo		Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Servicer, Loan and Contact Information
Servicer Name		Contact Company
Owner of Loan		Contact Name	/
Investor Number		Contact Phone
Investor Loan #		Contact Email
Property ID		Addt’l ID #1 (editable)
Original Loan Amount		Addt’l ID #2 (editable)
Loan Balance (UPB)		O&M Plan(1)
Loan Balance as of Date		Report Reviewed By	/
(1) Includes ALL Plans (such as, but not limited to, Operations & Maintenance, Moisture Management and Environmental Remediation)
Property and Inspector Information
Property Name		Primary Property Type
Property Address		Secondary Property Type
Property City		Inspection Company
Property State		Inspection Co. Phone
Property Zip		Inspector’s Name	/
Inspector’s ID

Lender’s or Servicer’s General Comments or Instructions to Inspector for Subject Property:

Property Inspector’s General Comments or Suggestions to Lender or Servicer on the Subject Property:

Overview of Property Information
Number of Buildings	Year Built
Number of Floors	Total Square Feet (Gross)
Number of Elevators	Total Sq. Feet (Net / Rentable)
Number of Parking Spaces	Occupied Space
Number of Units / Rooms / Beds	Vacant Space
Rent Roll obtained at Inspection	Total Percent Occupied
Total Number of Down Units / Rooms / Beds	Annual Occupancy
Unit of Measurement Used	Annual Turn Over

Property Offers Rental Concessions	If yes, please describe concessions:

Copywrite 2008 Mortgage Bankers Association, Washington, DC

General Info

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Franchise Name		Franchise change since last inspection

Number of Occupied Units Inspected		Number of Vacant Units Inspected

Is there any dark space?	Describe:
Is there any down space?	Describe:

Capital Expenditures
Describe in detail Repairs, Replacements or Capital Improvements	Identified Cost	Status

Neighborhood and Site Comparison Data
Is the area declining or distressed			Percent Use - %
Is there any new construction in the area			Single Family
Top 2 Major	1.	Name or Type	Multifamily
Competitors:		Distance	Commercial
	2.	Name or Type	Industrial
		Distance	Undeveloped	100%

Describe area, surrounding land use & overall trends (include location in relation to subject property - N, S, E, W):

Management Company Information
Management Company Name	Phone Number
On Site Contact /	Mgmt Interview
Role or Title of Contact	Length of time at property
Management Affiliation	Change since last inspection

Other Information
Additional Collateral Description Information

Copywrite 2008 Mortgage Bankers Association, Washington, DC

Physical Condition & DM

Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Physical Condition Assessment and Deferred Maintenance

Property Assessment

Physical Condition	Overall Rating	Trend	Representative Components (Not all-inclusive)	Inspector Comments

Curb Appeal			Comparison to Neighborhood; First Impression / Appearance

Site			Subject Property Appearance; Signage; Ingress/Egress; Landscaping; Site Lighting; Parking Lot; Striping; Garage/Carports; Irrigation System; Drainage; Retaining Walls; Walkways; Fencing; Refuse Containment & Cleanliness, Hazardous Material Storage

Building / Mechanical systems			HVAC; Electrical; Boilers; Water Heaters; Fire Protection; Sprinklers; Plumbing; Sewer; Solar Systems; Elevators/ Escalators; Chiller Plant; Cooling Towers; Building Oxygen Systems; Intercom System; PA System; Security Systems

Building Exteriors			Siding; Trim; Paint; Windows; Exterior Entry Ways; Stairs; Railings; Balconies; Patios; Gutters; Downspouts; Foundations; Doors; Façade; Structure (Beam/Joist)

Building Roofs			Roof Condition; Roof Access; Top Floor Ceilings; Shingles/ Membrane; Skylights; Flashing; Parapet walls; Mansard roofs

Occupied Units / Space			HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements/Attics
Vacant Units / Space / Hotel Rooms			HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements/Attics
Down Units / Space / Hotel Rooms			HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements/Attics

Interior Common Areas			Mailboxes; Reception Area; Lobby; Food Courts; Dining Areas; Kitchen; Halls; Stairways; Meeting Rooms; Public Restrooms; Storage; Basement; Healthcare Assistance Rooms; Pharmacy / Medication Storage; Nurses Station

Copyright 2008 Mortgage Bankers Association, Washington, DC

Physical Condition & DM

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Amenities	Pool; Clubhouse; Gym; Laundry Area / Rooms; Playground; Wireless Access; Restaurant/Bar; Business Center; Sport Courts; Spa; Store; Media Center
Management Competence	Professionalism; Ability to respond to questions; Knowledge of property; Knowledge of neighborhood/ market; Preparedness for inspection; Had all requested paperwork; Tenants notified

Exterior - Additional description of the property conditions:

Interior - Additional description of the property conditions:

Deferred Maintenance Items

Identify Item and Describe Condition (including location)	Rating	Photo #	Life Safety	Est. Cost

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Photos

Mgmt Interview

Company Name/Logo		Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Management Information & Interview

Management Company Name		Phone Number
Name of Information Source	/	Email Address
Role or Title of Information Source		Length of time at property
Management Affiliation		Mgmt change from last inspection

In your opinion, how does the property perform compared to similar properties in the area?
In your opinion, what is the average percentage of vacancy in similar properties in the area?
Based on market survey, what is the current average rents paid in the area ($ per square foot/units/beds)?
In your opinion, explain the reason for any variance on vacancy & rents between the market and the subject property:

In the past 12 months, have there been any fires, significant water intrusion or other property damage?
If yes, explain the location on the property, costs associated, any insurance claims submitted, resolution & leaseability:

In the past 12 months, to the best of your knowledge, have any code violations been received?
If yes, please describe the violation, the costs associated and any resolution or outstanding issues:

Is the property undergoing any significant rehab/construction?
If yes, explain the location, size and estimated costs:

Is the property in compliance with ALL O&M Plan(s)?
(Plans such as, but not limited to, Operations and Maintenance, Moisture Management and Environmental Remediation.)
If no, please explain which plan(s), the requirements, noncompliance items and estimated costs:

Any change or violations of a Franchise Agreement or License(s) at the property?
If yes, please explain any change or violation, costs & any resolution or outstanding issues:

To the best of your knowledge, are there any lawsuits pending that may negatively impact the property?
If yes, please explain:

Other Information or Comments:

Copyright 2008 Mortgage Bankers Association, Washington, DC

Multifamily

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Multifamily, Mobile Homes, Cooperative Housing, Student Housing

Property Information

Heat at the Property	Gas at the Property
Water at the Property	Trash at the Property
Electric at the Property	Cable at the Property
Change to Major Employer	If yes, describe:
Change to Commercial/Retail	If yes, describe:

Unit Breakdown

# of Bedrms	# of Bath	# of Units	Avg Ft2 / Unit	Monthly Rent	# Occupied	# Vacant	# Down	# Inspected

Totals

Tenant Profile
Corporate		Military	Seasonal		Seniors	Students	Other	100%

Property Condition

Detailed Report of Units Inspected

Unit #	# of Bedrms	# of Bath	Square Feet	Asking Rent	Current Use		Overall Condition

Copyright 2008 Mortgage Bankers Association, Washington, DC

Healthcare

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Healthcare, Nursing Home, Hospitals

Property Information

General Information

Total Number of Beds	Number of Beds Occupied
% Occupied

New Patients Currently being Accepted	Admission Waiting Period
Proximity to a Hospital

Level of Care Breakdown

Unit Type	Total # Beds	Total # Beds Occupied	Total # Units	Total # Units Occupied	Avg. S.F. / Unit	Monthly Rent	# Beds Vacant

Totals

Administrator’s Name			/		Length of Time at Property
Director of Nursing’s Name			/		Length of Time at Property

Direct Care Staff Numbers		Day	Evening	Night	Comments
Nurses -	RNs
Nurses -	LPNs
Other Direct Care
Non Direct Care Personnel
Total Staff

Regulatory / Licensing Agency Information

Name of the Agency	Contact Person /
Expiration Date of Operating License	All Licenses Current
Date of last Medicare inspection	Property Medicare Certified
Date of last Medicaid inspection	Property Medicaid Certified
Please describe any violations, costs associated, resolution or outstanding issues:

Copyright 2008 Mortgage Bankers Association, Washington, DC

Healthcare

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Property Condition
Handrails in the halls	Exits clearly marked
Grab bars present in rest rooms	Intercom System
Staff interacts well with residents	Generator Function
Facility looks and smells clean
Additional description of any safety or deficiency issues observed:

Units or Beds Inspected

Down Units (List the unit #)

Detailed Report of Units Inspected

Unit #	# of Bedrms	# of Bath	Square Feet	Asking Rent	Current Use	Overall Condition

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Rent Roll

Rent Roll Attached	(Select One)
Rent Roll Summary Attached
Single Tenant Property	Lease expires:
Hospitality Property	YTD ADR:	RevPAR:	ADO:

Insert Rent Rolls in the space below using Excel commands or via Copy and Paste

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country
Property Name		Overall Property Rating

Maps

Regional Map

Neighborhood Map

Copyright 2008 Mortgage Bankers Association, Washington, DC

Comprehensive Assessment Addendum

Company Name/Logo	Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Limitations of Field Assessment

Did you experience any of the following limitations to performing this field assessment: (Choose Yes/No)
Management unavailable for interview or management experience on the property is less than six months
Occupied units were unavailable for assessment, or the total number of units available (occupied or unoccupied) was insufficient
Significant portions of the common areas, amenities or basements, etc. were unavailable for assessment
Snow was covering most exterior areas (parking lots, roofs, landscape areas)
Other
None
Comment:

Comprehensive Property Assessment Ratings

1.	Life Safety (Choose the one that applies from the drop down menu):

Comment:

2.	Deferred Maintenance (Choose the one that applies from the drop down menu):

Comment:

3.	Routine Maintenance (Choose the one that applies from the drop down menu):

Comment:

4.	Capital Needs (Choose the one that applies from the drop down menu):

Comment:

5.	Level/Volume of issues noted and appropriate follow-up recommendations (Choose the one that applies from the drop down menu):

Comment:

Overall Rating and Additional Comments

Overall Rating Scale:
1 = No substantial concerns observed. No further action required.

2 = Some minor issues noted. Limited follow-up required.

3 = Substantial and/or critical issues noted. Documented follow-up required.

4 = Overall condition showing signs of deterioration. Documented follow-up with possible action plan required.

5 = Severe deferred maintenance observed. Follow-up and substantial action plan required.

Comment:

Inspector Information

Seller/Servicer Certification	Date:

First Name:
Last name:
Title:
Phone Number:

Copywrite 2008 Mortgage Bankers Association, Washington, DC

Comprehensive Assessment Addendum

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Email Address:

Copywrite 2008 Mortgage Bankers Association, Washington, DC

EXHIBIT “C”

(Quarterly Reports)

(see attached)

Transaction/Securitization Name
Subservicer:
Quarter Ending:	INSURANCE MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	Property Name	Property Address	Effective Date	Expiration Date	Insurance Co.	Type of Coverage	Policy Number	Coverage Amount	Deductible	Escrowed (Y/N)	Loss Payee Endorsement Reflects Trust (Y/N)	Meets Qualified Ins Ratings (Y/N)	Frequency of Disbursement

Note:  Please include one line per Insurance coverage.

The undersigned hereby certifies that it holds in its custody a certificate or other appropriate proof of valid insurance on the individual properties which are securing mortgage loans held by the above referenced “transaction/securitization” which are subserviced by the undersigned on behalf of Midland Loan Services, Inc. The hazard coverage provided by such policies complies with the requirements of the individual loan documents. The properties are correctly identified in the policies, and all improvements thereon to be insured are included and properly described; that the name or names of the insured exactly conform to the names or names in which title is held; that a standard, non contributory clause in favor of _______________________ is or endorsed on the policies. The amount of coverage is not less than the amount required under the individual loan documents.

Certified By:
Date Printed:
Title:

Transaction/Securitization Name
Subservicer:
Quarter Ending:	TAX MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	Property Name	Property Address	Property City	Property State	Property Zip Code	Parcel No.	Tax Authority Name	Tax Type	Next Tax Due Date	Escrowed (Y/N)

Note:  Please include one line per tax parcel.

The undersigned hereby certifies that it has inspected actual tax receipts or has otherwise verified full payment of all real estate taxes for the year __________________________ and prior years on properties covered by all mortgage loans subserviced by it on behalf of Midland Loan Services, Inc., and held by __________________________ excepting only the loans hereinafter listed; the undersigned further certifies that no unredeemed sales certificates or other tax liens are outstanding against any of the aforesaid properties other than as stated below.

Loan Number	Mortgagor	Explanation

Certified By:
Date Printed:
Title:

Transaction/Securitization Name
Subservicer:
Quarter Ending:	UCC MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	State of Incorporation or State of Residence	Property Name	Filing Type	Filing Location	Original Filing Number	Original Filing Date	Expiration Date	Trust is Named Beneficiary (Y/N)

Note: Please include one line per UCC filing.

The undersigned hereby certifies that it has inspected actual UCC-1 filings or has otherwise verified filing of all UCC-1 documents and further certifies that there has been no lapse in lien position on the collateral secured by said UCC-1 filings for all loans subserviced on behalf of Midland Loan Services, Inc., and held by ______________________________ .

Certified By:
Date Printed:
Title:

Please forward to Midland Loan Services copies of all filings and attachments.
If copies cannot be supplied, Midland will need the following information:

Exact Name and Address of current beneficiary (if not assigned to the Trust)
Complete Address of the Borrower
Copies of collateral description and legal description

EXHIBIT “D”

(Remittance Reports)

(see attached)

D-1

TRANSACTION NAME:
SUBSERVICER:
FOR DISTRIBUTION DATE:

MASTER SERVICER #	SUBSERVICER LOAN #	BORROWER NAME	BEGINNING BALANCE	PAYMENT AMOUNT	PRINCIPAL AMOUNT	INTEREST AMOUNT	SERVICE FEE	NET INTEREST	NET REMITTANCE	ENDING BALANCE	PAYMENT DATE

TOTALS

D-2

EXHIBIT “E”

(Form of Mortgagee Clause for Insurance Policies)

The mortgagee clause for insurance policies should be as follows:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of Morgan Stanley Capital I Trust 2019-L2, Commercial Mortgage Pass-Through Certificates, Series 2019-L2

E-1

EXHIBIT “F”

QUARTERLY SERVICING CERTIFICATION

Subservicer:

RE:	MSC 2019-L2

Pursuant to the Subservicing Agreement, dated as of March 1, 2019, between Midland Loan Services, a Division of PNC Bank, National Association and the above-referenced Subservicer (the “Subservicing Agreement”), we certify with respect to each Mortgage Loan serviced by us for Midland Loan Services, a Division of PNC Bank, National Association that as of the quarter ending ____________________:

●	Subservicer has performed all required covenant testing and has completed and submitted all reports required pursuant to Section 3.01 of the Subservicing Agreement and Section 3.12 of the PSA.

Capitalized terms used but not defined herein shall have the meanings given in the Subservicing Agreement.

Servicing Officer	Date

F-1